Exhibit 99.1

Wintrust Financial Corporation Will be Presenting at the Sandler O’Neill & Partners, L.P. East Coast Financial Services Conference on November 10, 2011

LAKE FOREST, Ill., Nov 7, 2011 (GlobeNewswire via COMTEX) --

Wintrust Financial Corporation (“Wintrust”) (Nasdaq:WTFC) today announced that Company management will present at the Sandler O’Neill & Partners, L.P. East Coast Financial Services Conference to be held on November 10, 2011 in Aventura, Florida. The conference can be attended, in person, by invitation only. However, the conference will be broadcast on the Internet at http://www.sandleroneill.com and will also be available through Wintrust Financial Corporation’s website at www.wintrust.com. The presentation is scheduled to begin at 9:45 a.m. Eastern Time. The archived webcast will be available for thirty days after the event. The conference will also be available via audio conference at (877) 253-8059 using passcode 7598910510#. Listeners should go to the website at least fifteen minutes before the event to download and install any necessary audio software. There is no charge to access the event.

Wintrust is a financial holding company with assets of approximately $16 billion whose common stock is traded on the Nasdaq Global Select Market. Wintrust operates fifteen community banks that provide a full complement of commercial and consumer loan and deposit products and services through approximately 100 banking facilities in the Chicago and Milwaukee metropolitan areas. Wintrust also provides brokerage, trust and investment services to customers primarily in the Midwest, as well as customers of the banks, and provides services in mortgage banking, insurance premium financing and several specialty-lending niches.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Wintrust Financial Corporation

CONTACT: Edward J. Wehmer

President & Chief Executive Officer

David A. Dykstra

Senior Executive Vice President & Chief Operating Officer

(847) 615-4096

Website address: www.wintrust.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Wintrust Financial Corp.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.